Exhibit 10(I)


                              THE B.F.GOODRICH COMPANY
                              EMPLOYEE PROTECTION PLAN

The B.F.Goodrich Company Employee Protection Plan (the "Plan") is established this 18th day of July, 1988.

1. PURPOSE. The purpose of this Plan is to attract and retain qualified employees, and to minimize the disruption among those employees that can occur as a result of attempts to change control of Goodrich, thereby assuring continuing stability in the operations of Goodrich and each of the Domestic Subsidiaries.

2.  CERTAIN DEFINITIONS.  For purpose of this Plan:

                  a) "Goodrich" means The B.F.Goodrich Company, a New York corporation.

                  b) "Domestic Subsidiary" means each corporation incorporated within the United States of America which is directly or indirectly wholly owned by Goodrich at the time of a Change in Control, and which is specifically identified in Appendix A to this Plan. Appendix A may be amended from time to time prior to a Change in Control by the Chief Executive Officer of Goodrich.

                  c) "Company" means, collectively or individually, Goodrich and each or any Domestic Subsidiary.

                  d) "Covered Employee" means an employee who by virtue of Articles 3 and 5 of this Plan is entitled to participate in the benefits of this Plan according to the terms and conditions stated herein.

                  e) "Plan" means, collectively, this Employee Protection Plan, Appendix A attached hereto, and any amendments and modifications thereto.

3. ELIGIBILITY. Employees eligible to participate in the benefits of this Plan are:

                  a)  All regular, full-time salaried employees of Goodrich, and

                  b) Those regular, full-time salaried employees of each Domestic Subsidiary who are employed in categories similar to Covered Employees of Goodrich;

         provided,   however,   that  anything  to  the  contrary  in  the  Plan
         notwithstanding, this Plan shall not be applicable to the following employees or categories of employees:

                           i) Employees  whose  compensation is determined on an
                  hourly basis and non-office employees (other than those employed at the Company's Brecksville Research and Development Center and Avon Lake Technical Center) who hold positions that


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                  are generally characterized as 'hourly' positions,  regardless
                  of  whether  the   position  of  any   specific   employee  is
                  characterized as hourly or salaried.

                           ii) Employees  whose  conditions  of  employment  are
                  subject to a collective bargaining agreement between Goodrich or any Domestic Subsidiary and any labor union or other collective bargaining unit.

                           iii) Employees of Goodrich or a Domestic Subsidiary whose category of employment is described as "normal hourly salaried" (other than those in that category who are employed at the Company's Brecksville Research and Development Center and Avon Lake Technical Center, who shall be considered to be salaried employees), or who are employed in similar categories.

                           iv) Employees who have entered into a Management Continuity Agreement with Goodrich or a similar agreement with any Domestic Subsidiary.

4. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" of the Company shall mean:

                  a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of Goodrich (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of Goodrich entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from Goodrich (other than by exercise of a conversion privilege), (B) any acquisition by Goodrich or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Goodrich or any of its subsidiaries or (D) any acquisition by any corporation with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common
         Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                  b) During any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board of Directors of Goodrich (the "Incumbent Board") cease for any reason to constitute at least a majority of said Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the shareholders of Goodrich, was approved by a vote of at least

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         a majority of the directors then  comprising the Incumbent  Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                  c) Approval by the shareholders of Goodrich of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                  d) Approval by the shareholders of Goodrich of (A) a complete liquidation or dissolution of Goodrich or (B) a sale or other disposition of all or substantially all of the assets of Goodrich, other than to a corporation, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

5. INVOLUNTARY TERMINATION. A Covered Employee shall be entitled to the benefits provided hereunder if such Covered Employee incurs an "Involuntary Termination" of employment within two years after a Change in Control. An "Involuntary Termination" shall be deemed to have taken place upon the occurrence of one or more of the following events:

                  a) Termination of the Covered Employee's employment with the Company without the consent of the Covered Employee, for any reason other than for cause. The Company shall bear the burden of proving that a termination was for cause by a preponderance of the evidence. Notwithstanding the foregoing provisions of this Paragraph 5(a), if the purchaser of any business unit, division, or subsidiary of the Company which is sold after the date on which a Change in Control occurs offers employment to any Covered Employee, the termination of such Covered Employee's employment by the Company prior to or simultaneous with any such sale shall not be considered an Involuntary Termination, unless

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         either (1) the base  salary  offered  to the  Covered  Employee  by the purchaser is lower than the Covered Employee's highest base salary between the date immediately prior to the Change in Control and the date of sale, or (2) the employee benefits offered to the Covered
         Employee  are  not  at  least  comparable  to  the  benefits   received
         immediately prior to the Change in Control. If either or both of the events described in the foregoing sentence occur, a Covered Employee will be deemed to have incurred an Involuntary Termination if such Covered Employee chooses not to accept the offer of employment made by such purchaser, or accepts the offer of employment, but voluntarily terminates within sixty days following such event.

                  b) Termination by a Covered Employee of employment with the Company within sixty days following (1) a reduction in the base salary of the Covered Employee from the highest base salary of the Covered Employee between the date immediately prior to the Change in Control and the date of such termination, or (2) a ceasing by the Company to provide employee benefits at a level at least comparable to the benefits received immediately prior to the Change in Control.

                  c) Termination by a Covered Employee of employment with the Company within sixty days after the Covered Employee is requested to transfer to another location of the Company which is more than 50 miles farther from the Covered Employee's residence than was the location at which the Covered Employee was employed immediately prior to the Change in Control, unless the Covered Employee is offered relocation benefits at least comparable to those provided by the Company immediately prior to the Change in Control.

                      Solely for the purposes of determining whether an "Involuntary Termination" has occurred, the term "Company" shall include any purchaser of any business unit, division, subsidiary, or assets of the Company following a Change in Control, and any and all successors to any such purchaser.

6.  EMPLOYEE  PROTECTION  BENEFITS.   Upon  Involuntary  Termination, a  Covered
Employee shall be entitled to the following "Employee Protection Benefits":

                  a) For Covered Employees who were employed immediately prior to the Change in Control in positions having Hay point levels of less than 800, a dollar amount equal to two weeks' base salary for each full year of continuous service with the Company, any subsidiary of the Company, or any successor thereto (including any period of employment with any purchaser of any business unit, division, or assets of the Company, or any successor to any such purchaser following the date on which a Change in Control occurs), but in no event more in total than twelve months' base salary or less in total than one month's base salary.

                  b) For Covered Employees who were employed immediately prior to the Change in Control in positions having Hay point levels of 800 or more, a dollar amount equal to twelve months' base salary, without regard to the Covered Employee's length of continuous service as an employee of the Company.

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                  c) A dollar amount equal to the Covered Employee's base salary for any period of unused vacation for the year in which the Change in Control occurs, and for any period of accrued vacation for the following year, both determined as of the date immediately prior to the date of Involuntary Termination, and determined under the Company's vacation policy in effect immediately prior to the Change in Control. A Covered Employee shall also be entitled to receive a dollar amount equal to such Covered Employee's base salary for any period of deferred (or banked) vacation which such Covered Employee may have accrued under the relevant vacation policies of the Company in effect prior to the Change in Control.

                  d) For Covered  Employees who were  participants  in the bonus program for the year in which the Change in Control occurs, a dollar amount equal to the greater of (i) the amount most recently paid to the Covered Employee under such program for a full calendar year, (ii) the Covered Employee's "target incentive amount" under such program for the calendar year in which Involuntary Termination occurs, or (iii) the Covered Employee's "target incentive amount" under such program for the calendar year in which the Change in Control occurs, prorated to reflect the portion of the calendar year in which Involuntary Termination occurs during which a Covered Employee was employed by the Company. Comparable payments shall be made for Covered Employees of the Company who are covered by a bonus program using criteria different from those set out above.

                  The Employee Protection Benefits, less any taxes that are required by law to be withheld, shall be paid to the Covered Employee in a lump sum within fifteen days after Involuntary Termination.

                  Covered Employees of Domestic Subsidiaries of the Company which at the time of the Change in Control have not been assigned Hay Point ratings shall be entitled to the Employee Protection Benefit described in subparagraph 6(b) if they hold positions which are determined by Goodrich to be at least equivalent, based upon the factors used by the Hay rating system, to those held by Covered Employees whose positions are rated at 800 or more Hay points, and if their positions are listed on Exhibit B attached hereto. All other Covered Employees of Domestic Subsidiaries of the Company which at the time of the Change in Control have not assigned Hay Point ratings to the positions held by their employees shall be entitled to the Employee Protection Benefit described in subparagraph 6(a).

                  A Covered Employee's base salary for purposes of any calculation under this Paragraph 6 shall be such Covered Employee's highest base salary between the date immediately prior to the Change in Control and the date of Involuntary Termination.

                  In  addition  to  the  Employee  Protection   Benefits,   upon
         Involuntary Termination, each Covered Employee shall be entitled to continuation of whatever medical, dental, vision, and life insurance coverages (individually, the "Specific Benefit Coverages") the Covered Employee was receiving immediately prior to the Change in Control. Such coverages shall be continued for the period following Involuntary Termination which equals in length the period of base salary used to calculate the Employee Protection Benefit described in Paragraphs 6(a) and 6(b), whichever is applicable. The Covered Employee shall be

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         responsible for paying such premiums for the Specific Benefit Coverages as were being paid by the Covered Employee immediately prior to the Change in Control. In no event, however, shall any Specific Benefit
         Coverage  be  continued  once  the  Covered   Employee   commences  new
         employment, if the Covered Employee is eligible to receive such Specific Benefit Coverage, whether or not at a comparable level, from the Covered Employee's new employer. The period following Involuntary Termination during which a Covered Employee is entitled to a Specific Benefit Coverage under this Plan is not intended to extend the period during which the Covered Employee is permitted under federal law to purchase medical, dental, or vision coverage from the Company.

7. PAYMENT LIMITATION. Notwithstanding the benefits described above, if the aggregate present value of the "parachute payments" to the Covered Employee, determined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), exceeds 2.99 times the "base amount" (as defined below), the amounts otherwise payable under this Plan shall be reduced so that the aggregate present value of the "parachute payments", determined under Section 280G of the Code, does not exceed 2.99 times the base amount. The preceding sentence shall apply only to those Covered Employees whose positions and/or levels of compensation are such that they would be liable for payment of the excise tax described in Section 4999 of the Code if they received "excess parachute payments" as determined under the Code.

         The term "base amount" shall be determined according to Section 280G of the Code and any regulations promulgated thereunder and any interpretations thereof by the Internal Revenue Service. In the absence of such regulations, if a Covered Employee was not employed by the Company (or an affiliate) during the entire "base period" (as defined in Section 280G), the base amount shall be the average of such Covered Employee's annual compensation for the complete calendar years during the base period during which the Covered Employee was so employed. If services were not performed for the Company by the Covered Employee prior to the taxable year in which the Change of Control occurs, unless otherwise provided by regulations, the base amount shall be equal to the Covered Employee's estimated annualized taxable compensation for the taxable year in which the Change in Control occurs.

         For purposes of this section, compensation shall include every type and form of compensation includible in gross income in respect of employment by the Company, including compensation income recognized as a result of the exercise of stock options or sale of the stock so acquired and long-term incentive payments, except to the extent otherwise provided in regulations promulgated under Section 280G of the Code.

8. OTHER ENTITLEMENTS. The provisions of this Plan, and any payment or benefit provided for hereunder, shall not reduce any amount otherwise payable to or for a Covered Employee, or in any way diminish any rights of a Covered Employee, whether existing at any point in time, or which will arise solely as a result of the passage of time, under any other benefit plan or arrangement with the Company, specifically including, but not limited to, any pension or retirement plan or arrangement, except that payments made under this Plan shall be in lieu of any benefits to which a Covered Employee would otherwise be entitled under any severance pay policy or plan of the Company, and shall be offset by any severance benefits that may become due to any Covered

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Employee under any contract  between the Company and a Covered Employee upon the termination of any such Covered Employee's employment, or under any severance pay plan or policy of any purchaser of any business unit, division, subsidiary, or assets of the Company following a Change in Control for which the Covered Employee becomes employed following a Change in Control, and any and all successors to any such purchaser. Payments under this Plan shall not be made to any Covered Employee who is employed outside the United States of America and who is legally entitled to receive any severance or other termination benefits under the laws of the foreign country in which such Covered Employee is then employed.

9. LEGAL FEES AND EXPENSES. If a Change in Control shall have occurred, thereafter the Company shall pay and be solely responsible for any and all attorneys' and related fees and expenses incurred by a Covered Employee to successfully (in whole or in part, and whether by modification of the Company's position, agreement, compromise, settlement, or administrative or judicial determination) enforce such Covered Employee's rights under any provision of this Plan. In the event that any payment to or on behalf of a Covered Employee pursuant to this paragraph of the Plan, when added to the amount of any other payment to, or receipt of any employee benefit by, a Covered Employee is deemed to constitute an "excess parachute payment" as that term is defined in Section 280G of the Code, and such payment or receipt, as the case may be, is subject to the excise tax imposed by Section 4999 of the Code, the Company shall pay to the Covered Employee an additional amount in cash equal to the amount necessary to cause the amount of the aggregate after-tax cash compensation and employee benefits otherwise receivable by the Covered Employee under this Plan to be equal to the aggregate after-tax cash compensation and employee benefits the Covered Employee would have received as if the payments under this paragraph had not been considered a "parachute payment" under Section 280G of the Code. Covered Employees shall not be required to refund any amounts received under the Plan upon obtaining new employment or otherwise mitigate the amounts received under this Agreement by seeking or accepting new employment.

10. AMENDMENT AND TERMINATION. The Plan may be amended, terminated, or otherwise modified at any time prior to a Change in Control by the Board of Directors. After the occurrence of a Change in Control, the Plan may not be amended, modified, or terminated.

11.  EMPLOYMENT RIGHTS.   Nothing expressed or implied in this Plan shall create
any obligation on the part of the Company to continue the employment of a overed Employee.

12. GOVERNING LAW. This Plan shall be construed and governed under the laws of the State of Ohio.

13. VALIDITY. The invalidity or unenforceability of any provisions of this Plan shall not affect the validity or unenforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. SUCCESSORS OF COVERED EMPLOYEE. This Plan shall inure to the benefit of and be enforceable by each Covered Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If any Covered Employee should die while any amount would still be payable hereunder if the Covered Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the devisee, legatee or other designee of the Covered Employee or, if there be no such designee, to Covered Employee's such estate.

15. SECTION HEADINGS. The section headings contained herein have been inserted for convenience or reference only, and shall not modify, define, expand, or limit any of the provisions hereof.

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                                    APPENDIX A



BFGoodrich Aerospace Component Overhaul & Repair, Inc.

BFGoodrich Avionics Systems, Inc.

Godfrey Engineering, Inc.

International BFGoodrich Technology Corporation

JcAir, Inc.

Mitech Corporation

Rosemount Aerospace Inc.

Simmonds Precision Products, Inc.

Simmonds Precision Motion Controls, Inc.

TRAMCO, INC.

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